UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, LBI Media, Inc. (“Media”), LBI Media Holdings, Inc. (“Holdings”) and Liberman Broadcasting, Inc. (“Parent” and together with Media and Holdings, the “Companies”) amended certain terms of their previously announced private exchange offers (the “Exchange Offers”) with respect to Media’s 8 1/2% senior subordinated notes due 2017 (the “Old Senior Subordinated Notes”) and Holdings’ 11% senior discount notes due 2013 (the “Discount Notes”, and together with the Old Senior Subordinated Notes, the “Old Notes”) and solicitation of consents with respect to the Discount Notes (the “Discount Notes Consent Solicitation”), and extended the expiration date for the Exchange Offers and solicitation of Discount Notes Consents to midnight, New York City time, on December 3, 2012. Concurrently with the Exchange Offers and as previously announced, Media is also soliciting consents from holders of Media’s 9 1/4% Senior Secured Notes due 2019 (the “First Priority Senior Secured Notes”) to certain amendments to the indenture governing the First Priority Senior Secured Notes (the “First Priority Senior Secured Notes Consent Solicitation,” and together with the Discount Notes Consent Solicitation, the “Consent Solicitations”), which is also set to expire on December 3, 2012.

The Exchange Offers for the Old Notes and the Consent Solicitations with respect to the Discount Notes and First Priority Senior Secured Notes are conditioned on obtaining the consent of the lenders of a majority of the loans, commitments and letters of credit exposure under Media’s Amended and Restated Credit Agreement, dated as of March 18, 2011, by and among Media, the guarantors party thereto, the lenders party thereto, Credit Suisse Securities (USA) LLC, as lead arranger, Credit Suisse AG, Cayman Islands Branch, as collateral trustee, and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Credit Agreement”) to certain amendments to the Credit Agreement. The Company has received the consent of the lenders of a majority of the loans, commitments and letters of credit exposure under the Credit Agreement to certain amendments to the Credit Agreement, including amendments to permit the Exchange Offers. The amendments will only become effective if the Exchange Offers are consummated. Such amendments will include, among other things, modifications to the covenants to permit the Exchange Offers. The amendments will also make certain changes to the covenant package and events of default which conform to the modifications that will be made to the indenture governing the First Priority Senior Secured Notes as part of the First Priority Senior Secured Notes Consent Solicitation, such as adding certain real property collateral as security for the Credit Agreement, modifying provisions related to Media’s subsidiary, Empire Burbank, LLC, and modifying the debt, lien, investment and restricted payment negative covenants. Additional changes to the Credit Agreement will also be effectuated by the amendments including a reduction in the required revolving facility leverage ratio from 3.50: 1.00 to 3.00 to 1.00, reductions in debt, lien, investment, asset sale and restricted payment baskets the addition of certain restrictions related to permitted acquisitions and certain modifications to the events of default.

The foregoing description of the amendment to the Credit Agreement is qualified by reference to the full text of amendment to the Credit Agreement, which is attached as Exhibit 10.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

    (d)     Exhibits

10.1	Consent Agreement and First Amendment to Amended and Restated Credit Agreement, dated as of November 19, 2012, among LBI Media, Inc., as borrower, the guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and as collateral trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on November 26, 2012.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Blima Tuller
Blima Tuller
Chief Financial Officer